UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2026 (May 15, 2026)

CRESCENT PRIVATE CREDIT INCOME CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01599	88-4283363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd.,
Suite 2000, Los Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 235-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Set forth below are descriptions of the matters voted on at Crescent Private Credit Income Corp.’s (the “Company’s”) 2026 Annual Meeting of Stockholders (the “Annual Meeting”), held on Friday, May 15, 2026, and the final results of such voting. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 19,157,696 Class I shares, 7,013 Class S shares and 929 Class D shares of common stock outstanding at the close of business on the record date, March 18, 2026.

Proposal 1 – Election of Class II Directors.

The following individuals, constituting all of the Class II nominees named in the Company’s Proxy Statement relating to the Annual Meeting, as filed with the Securities and Exchange Commission on April 1, 2026 (the “Proxy Statement”), were elected as Class II Directors of the Company. Susan Yun Lee and Christopher G. Wright were elected as Class II Directors of the Company to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until their respective successor is duly elected and qualified. The following votes were taken in connection with the proposal:

Director	For	Withheld	Broker Non-Votes
Susan Yun Lee	10,479,221	0
Christopher G. Wright	10,479,221	0

Proposal 2 – Ratify the selection of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Stockholders approved a proposal to authorize E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The following votes were taken in connection with the proposal:

For	Against	Abstain
10,479,221	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT PRIVATE CREDIT INCOME CORP.

Date: May 18, 2026	By:	/s/ Kirill Bouek
	Name:	Kirill Bouek
	Title:	Chief Financial Officer